Exhibit 99.1

NanoVibronix Announces Agreement for Clinical Study of UroShield at the University of Michigan

Gathering Additional Clinical Evidence to Support Application to FDA for Permanent Clearance

ELMSFORD, N.Y., Nov. 28, 2023 (Business Wire) – NanoVibronix, Inc. (Nasdaq: NAOV), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced it has signed a Research Agreement with the Regents of the University of Michigan for a Randomized Control Trial (“RCT”) study of UroShield.

Brian Murphy, Chief Executive Officer of NanoVibronix, Inc., said, “We are partnering with a team of distinguished researchers at the University of Michigan to further advance clinical evidence of the efficacy of UroShield. UroShield is cleared under the U.S. Food and Drug Administration’s (“FDA”) Enforcement Discretion, and we hope positive outcomes from this independent study will support an application to the FDA for permanent clearance. RCTs are considered the ‘gold standard’ in clinical research, and we are pleased to be working with the team at the University of Michigan.”

Murphy continued, “The research, which is being led by the Center for Research and Innovations in Special Populations (CRIISP), an experienced and highly accomplished research team, will be conducted primarily with nursing home residents and is aimed at studying the impact UroShield may have on reducing urinary tract infections, catheter blockages and pain and improving the quality of life of the patients studied. The first phase of the study will include a validation pilot of 20 patients in advance of the full study. The full study is expected to include more than 300 patients. We look forward to receiving the researchers’ conclusions and hope for positive outcomes for patients in the study. The study is expected to commence in the first half of 2024.”

About NanoVibronix

NanoVibronix, Inc. (Nasdaq: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety to medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.